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                                 Exhibit (23)

                      Consent Of Independent Accountants
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                                                                    Exhibit (23)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference into the Registration Statements of Mercantile Bankshares Corporation on Form S-3 (No. 33-44376) and Forms S-8 (No. 33-44373, 33-44374, 33-44375 and 333-90307) of our report dated
January 20, 2000, on our audits of the consolidated financial statements of Mercantile Bankshares Corporation and Affiliates as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Annual Report on Form 10-K.


                                         PricewaterhouseCoopers LLP


Baltimore, Maryland
March 27, 2000